Exhibit 10.104

AMENDMENT

TO THE EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Amended and Restated Employment Agreement dated April 29, 2022 (the ”Agreement”), is made and entered into as of May 17, 2023, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Joseph La Rosa, an individual (“Executive”). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Agreement to revise certain terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 4.3 of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“4.3	Equity Awards.

(a)       Annual Equity Awards. With respect to each calendar year of the Company ending during the Employment Term, the Executive shall be eligible to receive an annual long-term incentive award of at least 1% of outstanding shares each year vested over twelve (12) months. All terms and conditions applicable to each such award shall be determined by the Compensation Committee of the Company.

(b)       Milestone Equity Awards. Executive shall receive certain equity awards based on achieving the following milestones. Each award will be granted in common stock or options with a cashless exercise provision at the discretion of the Executive:

(i)          500,000 shares upon the completion of the Company’s initial public offering (“IPO”);

(ii)         200,000 shares upon the closing of each acquisition post the Company’s IPO;

(iii)        500,000 shares upon the Company achieving a first time total market valuation of $100 Million;

(iv)       500,000 shares upon the Company achieving a first time total market valuation of $250 Million;

(v)        200,000 shares upon the Company achieving a positive EBITDA for the first time in any full calendar year; and

(vi)       500,000 shares upon the Company achieving a positive EBITDA of $10 Million for the first time in any calendar year.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Kent Metzroth
Signature

Kent Metzroth
Print Name

Chief Financial Officer
Title

“EXECUTIVE”
JOSEPH LA ROSA

/s/ Joseph La Rosa
Executive’s Signature